                                                                     EXHIBIT 1.1
                                                                  EXECUTION COPY

                        CENTURY MAINTENANCE SUPPLY, INC.
                           280,000 Shares of 13.250%
                Senior Exchangeable PIK Preferred Stock due 2010


                               PURCHASE AGREEMENT


                                                              New York, New York
                                                                    July 1, 1998


Salomon Smith Barney
Salomon Brothers Inc

c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

          Century Maintenance Supply, Inc., a Delaware corporation (the "Company") proposes to issue and sell to Salomon Brothers Inc (the "Purchaser"), 280,000 shares of the Company's 13.250% Senior Exchangeable PIK Preferred Stock due 2010 (the "Preferred Stock"). The Preferred Stock is exchangeable at the Company's option, subject to certain conditions, in whole but not in part, for the Company's[ ]% Subordinated Exchange Debentures due 2010 (the "Exchange Debentures" and, together with the Preferred Stock, the "Securities").

          The sale of the Preferred Stock to you will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised the Company that you will make an offering of the Preferred Stock purchased by you hereunder in accordance with Section 4 hereof as soon as you deem advisable after the execution and delivery of this Agreement.

          In connection with the sale of the Preferred Stock, the Company has prepared a preliminary offering memorandum, dated June 17, 1998, relating to the offering of the Preferred Stock (the "Preliminary Memorandum"), and a final offering memorandum, dated July 1, 1998, relating to the offering of the Preferred Stock (the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Preferred Stock by the Purchaser. Unless stated to the contrary, all references herein to the Final Memorandum are to the Final Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement thereto subsequent to the Execution Time.

          The holders of the Securities will be entitled to the benefits of the Registration Agreement dated the Closing Date, between the Company and the Purchaser (the "Registration Agreement").

          Capitalized terms used herein without definition have the respective meanings assigned to them in the Final Memorandum.

          1.  Representations and Warranties.  The Company represents and
              -------------------------------
warrants to, and agrees with, the Purchaser as set forth below in this Section
1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact
(other than pricing terms and other financial terms for the Securities intentionally left blank) necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Memorandum, at the date hereof, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circum stances under which they were made, not misleading; provided, however, that no representation or warranty is
                      --------  -------
made as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser specifically for inclusion therein, it being understood that the only such information is that described in Section
8(b) hereof.
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                                                                               3

          (b) The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the offering of the Securities.

          (c) Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), or any person acting on their behalf, has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Preferred Stock in a manner that would require the registration of the Preferred Stock under the Securities Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Preferred Stock in the United States.

          (d) The Preferred Stock satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

          (e) Neither the Company nor any of its Affiliates or any person acting on their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S ("Regulation S") under the Securities Act. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          (g) The Company and all of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of organization, with full corporate power and authority to own or lease, as the case may be, their properties and conduct their business as described in the Final Memorandum, and are duly qualified to do business as foreign corporations and are in good standing under the laws of all jurisdictions in which their ownership or lease of property or the conduct of their business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The

Company has full corporate power and authority to enter into this Agreement, the Registration Agreement, the Agreement and Plan of Merger dated as of May 5, 1998, among the Company, Century Acquisition Corporation and the shareholders of the Company (the "Merger Agreement"), the Credit Agreement dated as of the Closing Date among the Company, certain lenders named therein, Salomon Brothers Inc, as arranger and Citicorp (USA) Inc., as administrative agent (the "New Credit Facility"), the Indenture governing the Exchange Debentures (the "Exchange Indenture") and the Securities and to perform the transactions contemplated hereby and thereby (the "Transactions"). This Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company. The execution and delivery of the Merger Agreement, the New Credit Facility and the Exchange Indenture have been duly authorized by the Company and, when duly executed and delivered by the parties thereto (assuming the due authorization, execution and delivery of the Exchange Indenture by the Trustee), each of the Merger Agreement, the New Credit Facility and the Exchange Indenture will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (h) All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Memorandum, as of the Closing Date, all outstanding ownership interests of the Subsidiaries will be owned, directly or indirectly, by the Company free and clear of any perfected security interest and any other security interests, claims or encumbrances, except for security interests, claims and encumbrances under the New Credit Facility.

          (i) (i) The Preferred Stock has been duly and validly authorized for issuance and sale by the Company to the Purchaser, and when the Preferred Stock has been delivered and paid for in accordance with the terms of this Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable; and the issuance of the Preferred Stock is not subject to preemptive or other similar rights.

          (ii) The Exchange Debentures have been duly authorized for issuance in exchange for Preferred Stock by the Company; and upon execution and delivery of the Exchange Indenture, and, when the Exchange Debentures are issued and authenticated in accordance with the Exchange Indenture and delivered in exchange for the Preferred Stock, the Exchange Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Exchange Indenture, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (j) The Securities conform, in all material respects, to the description thereof contained in the Preliminary Memorandum and Final Memorandum.

          (k) The execution, delivery and performance of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Exchange Indenture, the Preferred Stock and the Exchange Debentures by the Company, and the consummation of the Transactions, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the articles of incorporation, by-laws or other organizational documents of the Company or any Subsidiary, (ii) any statute, rule or regulation applicable to the Company or any Subsidiary or any order of any governmental agency or body or any court having jurisdiction over the Company, any Subsidiary or any of their respective properties, (iii) any agreement or instrument relating to borrowed money to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject or (iv) any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties is subject, except in the cases of clauses (ii), (iii) or (iv) for conflicts, breaches, violations or defaults which would not reasonably be expected to have a Material Adverse Effect. Assuming the Securities are sold as described in this Agreement, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body which has not already been obtained is required for the execution and delivery of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Exchange Indenture or the Securities or for the consummation of the Transactions, except for compliance with state securities or blue sky laws and the Securities Act and Trust Indenture Act in connection with the Registration Rights Agreement.

          (l) Except as disclosed in the Final Memorandum, (i) there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company, or any Subsidiary is, or to the best of the Company's knowledge, is threatened to be made a party or of which property owned or leased by the Company or any Subsidiary is or, to the best of the Company's knowledge, threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), properties, business, results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Exchange Indenture or the Securities or to consummate the Transactions (a "Material Adverse Effect"), and (ii) no labor disturbance by the employees of the Company, or any Subsidiary exists or, to the best of the Company's knowledge is imminent, in either case which could have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body the violation of which could have, or could reasonably be expected to have, a Material Adverse Effect.

          (m) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (n) The Company and each Subsidiary are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, and all applicable environmental laws and regulations, except where the failure to be so in compliance would not have a Material Adverse Effect.

          (o) Neither the Company nor any Subsidiary (i) is in violation of its charter, by-laws or other constituent documents or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject which violation or default would cause a Material Adverse Effect.

          (p) There are no defects in title to the owned properties or encumbrances upon the leased properties of the Company or any Subsidiary or the assets or facilities used by the Company or any Subsidiary, (except any such defects that are in the ordinary course of business of the Company or such Subsidiary) which, individually or in the aggregate, have a Material Adverse Effect.

          (q) Except as set forth in the Final Memorandum each of the Company and each Subsidiary owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its respective business, except where the failure to own or possess such rights would not have a Material Adverse Effect, and has no reason to believe that the conduct of its business will conflict with any such rights of others which is reasonably likely to have a Material Adverse Effect, and has not received any notice of any claim of conflict with any such rights of others which is reasonably likely to have a Material Adverse Effect.

          (r) (i) The consolidated financial statements with respect the Company included in the Final Memorandum present fairly in all material respects the consolidated financial position of the Company, and its consolidated Subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis.

          (ii) The pro forma financial statements of the Company included in the Final Memorandum are based upon reasonable assumptions for presenting the significant effects of the Transactions, give appropriate effect to those assumptions, and reflect the proper application of those adjustments to the historical consolidated financial statement amounts in the consolidated financial statements of the Company.

          (s) On the Closing Date (after giving effect to the issuance of the Preferred Stock and the consummation of the Transactions) the Company will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a
                                               -------
particular date, that on such date (i) the aggregate fair value or present fair salable value of the assets of the Company is not less than its total existing debts and liabilities (including identified contingent liabilities) as they become absolute and matured in the normal course of business, (ii) the Company is able to pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and
(iii) the Company does not have an unreasonably small amount of capital with which to conduct its business. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (t) Since the date of the latest audited consolidated financial statements of the Company included in the Final Memorandum, there has been no material adverse change, nor to the Company's knowledge any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of Company and its Subsidiaries taken as a whole, and, except as disclosed in the Final Memorandum, since the date of the latest audited consolidated financial statements of the Company included in the Final Memorandum, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (u) Assuming the accuracy of the representations and warranties contained in Section 4, it is not necessary in connection with the offer, sale and delivery of the Preferred Stock in the manner contemplated by this Agreement and the Final Memorandum to register the Securities under the Securities Act or to qualify the Exchange Indenture under the Trust Indenture act of 1939, as amended (the "Trust Indenture Act").

          (v) The Company has agreed to permit the Securities to be designated Portal eligible securities, will pay the requisite fees related thereto and have provided all necessary information to the National Association of Securities Dealers, Inc., in order to ensure that the Securities are designated Portal eligible securities.

          (w) The Company has made a preliminary determination that the computer hardware and software used by the Company and each Subsidiary are and will be able to process all date information prior to and after December 31, 1999 without any errors, aborts, delays or other interruptions in operations arising from the inability of computer hardware and software to recognize and properly execute date sensitive function involving certain dates prior to and any dates after December 31, 1999 (the "Year 2000 Problem") which could reasonably be expected to result in a Material Adverse Effect.

          2.  Purchase and Sale.  Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees, to sell to the Purchaser and the Purchaser agrees to purchase from the Company 280,000 shares of Preferred Stock at a purchase price of $96.50 per share, plus accrued dividends, if any, with respect to the Preferred Stock from July 8, 1998, to the Closing Date.

          3.  Delivery and Payment.  Delivery of and payment for the Preferred
              ---------------------
Stock shall be made at 10:00 AM, New York City time, on July 8, 1998, or such later date as the Purchaser may agree or as provided in Section 9 hereof (such date and time of delivery and payment for the Preferred Stock being herein called the "Closing Date"). Delivery of the Preferred Stock shall be made to the Purchaser against payment by the Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer in Federal (same day) funds to the U.S. dollar account previously designated by the Company. Delivery of the Preferred Stock shall be made at the office of Cravath, Swaine & Moore ("Counsel for the Purchaser"), 825 Eighth Avenue, New York, New York. Certificates for the Preferred Stock shall be registered in such names and in such denominations as the

Purchaser may request not less than two full business days in advance of the Closing Date.

          The Company agrees to have the Preferred Stock available for inspection, checking and packaging by the Purchaser in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

          4.  Offering of Securities.  The Purchaser (i) acknowledges that the
              -----------------------
Preferred Stock has not been registered under the Securities Act and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or pursuant to an effective registration statement under the Securities Act and (ii) represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Preferred Stock except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Preferred Stock is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Preferred Stock in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

          5.  Agreements.  The Company agrees with the Purchaser that:
              -----------

          (a) The Company will furnish to the Purchaser and Cravath, Swaine & Moore, without charge, as many copies of the Final Memorandum and any supplements or amendments thereof or thereto as the Purchaser may reasonably request, and will pay the expenses of printing or other production of all documents relating to the offerings.

          (b) The Company will not amend or supplement the Final Memorandum without the prior consent of the Purchaser.

          (c) If at any time prior to the completion of the sale of the Preferred Stock by the Purchaser, any event occurs as a result of which the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Memorandum to comply with the Exchange Act or the rules thereunder or other applicable law, the Company promptly will notify the Purchaser of the same and, subject to paragraph (b) of this Section 5, will prepare and provide to the Purchaser pursuant to paragraph (a) of this
     Section 5 an amendment or supplement which will correct such statement or omission or effect such compliance.

          (d) The Company will arrange for the qualifica tion of the Preferred Stock for sale under the laws of such U.S. jurisdictions as the Purchaser may designate and will maintain such qualifications in effect so long as required for the sale of the Preferred Stock provided that Company will not be obligated to qualify as foreign corporations or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject them to general service of process or taxation in any jurisdiction in which they are not otherwise subject. The Company will promptly advise the Purchaser of the receipt by it of any notification with respect to the suspension of the qualification of the Preferred Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (e) The Company will not, nor will it permit any of its Affiliates to, resell any shares of Preferred Stock which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

          (f) None of the Company, any of its Affiliates, or any person acting on their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Preferred Stock under the Securities Act.

          (g) None of the Company, any of its Affiliates or any person acting on their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Preferred Stock in the United States, except pursuant to a registered public offering, whether an exchange offer or shelf registration, as provided in the Registration Agreement.

          (h) So long as any shares of Preferred Stock are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) None of the Company, any of its Affiliates, or any person acting on their behalf will engage in any directed selling efforts with respect to the Preferred Stock except pursuant to a registered public offering as provided in the Registration Agreement and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Purchaser and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

           (k) The Company hereby agrees to permit the Preferred Stock to be designated Portal eligible securities, to pay the requisite fees related thereto and the Company has been advised by the Portal Market that the Securities have or will be designated Portal eligible securities in accordance with the rules and regulations of the National Association of Securities Dealers, Inc.

          (l) The Company will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act, in connection with the offering of the Preferred Stock.

          (m) The Company will not, until 90 days following the Closing Date, without the prior written consent of Salomon Brothers Inc, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities or capital stock which is preferred as to payment of dividends, or as to distribution upon liquidation, over any other class of capital stock issued or guaranteed by the Company ("preferred stock") (other than (i) the Preferred Stock and (ii) pursuant to a registered public offering as provided in the Registration Agreement).

          (n) The Company will apply the net proceeds from the sale of the Preferred Stock sold by them substantially in accordance with the statements under the caption "Use of Proceeds" in the Final Memorandum.

          6.  Conditions to the Obligations of the Purchaser.  The obligations
              -----------------------------------------------
of the Purchaser to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Company shall have caused Riordan & McKinzie, counsel for the Company, to have furnished to the Purchaser their opinion dated the Closing Date and addressed to the Purchaser, to the effect that:

               (i) the information contained in the Final Memorandum under the headings "Description of New Credit Facility" and "Certain Federal Income Tax

          Considerations", fairly summarizes the matters therein described in all material respects;

               (ii) the Exchange Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

               (iii) provided the Securities are sold in the manner contemplated by the Purchase Agreement and Final Memorandum, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body organized under the laws of the state of California or the Federal laws of the United States is required for the execution, delivery and performance of this Agreement, the Exchange Indenture, the Registration Agreement and the Securities or for the consummation of the Transactions contemplated thereby, except such as may be required under the blue sky or securities laws of any jurisdiction and such other approvals (specified in such opinion) as have been obtained and except such as may be required under the Securities Act and the Trust Indenture Act with respect to the Registration Agreement and the transactions contemplated thereunder;

               (iv) all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Exchange Indenture, the New Credit Facility, the Securities, the Registration Agreement and this Agreement and for the consummation of the transactions contemplated thereby has been duly and validly taken;

               (v) this Agreement and the Registration Agreement have been duly authorized, executed and delivered by the Company;

               (vi) to such counsel's knowledge, the issuance of the Preferred Stock is not subject to preemptive or other similar rights; and the statements set forth under the heading "Description of the Preferred Stock" in the Final

          Memorandum, insofar as such statements purport to summarize certain provisions of the Preferred Stock, provide a fair summary of such provisions in all material respects;

               (vii) each of the Exchange Indenture and the Exchange Debentures has been duly and validly authorized by the Company; and the statements set forth under the heading "Description of Exchange Debentures" in the Final Memorandum, provide a fair summary of such provisions insofar as such statements purport to summarize certain provisions of the Exchange Debentures and Exchange Indenture in all material respects;

               (viii) to such counsel's knowledge there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject that, singly or in the aggregate, questions the validity of this Agreement, the Registration Agreement, the Exchange Indenture, the Securities, the Transactions or any action taken or to be taken pursuant hereto or thereto;

               (ix) assuming the accuracy of the representations and warranties and compliance with the agreements contained herein, no registration of the Securities under the Securities Act is required, and no qualification of the Exchange Indenture under the Trust Indenture Act is necessary, for the offer, sale and delivery of the Securities in the manner contemplated by this Agreement; and

               (x) the Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), without taking account of any exemption arising out of the number of holders of the Company's securities.

          Such counsel shall also state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Purchaser at which the contents of the Final Memorandum and related matters were discussed. Such counsel shall state that although such counsel has made no independent check or verification of, and need not pass upon or assume any responsibility for, the accuracy, completeness or fairness of the statements made in the Final Memorandum (except as set forth in paragraphs 6(i), 6(vi), and 6(vii) above) on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company) no facts have come to such counsel's attention that have caused such counsel to believe that the Final Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Final Memorandum).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California and the federal laws of the United States to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of which shall be provided to the Purchaser.

          Such counsel may deliver the opinions relating to the Merger Agreement and the New Credit Facility set forth in paragraphs 6(i) and 6(iv) above by delivering letters dated the Closing Date permitting the Purchaser to rely upon separate opinion letters dated the Closing Date rendered to the parties to the Merger Agreement and the New Credit Facility and containing substantially similar opinions.

          All references in this Section 6(a) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the Closing Date.

(b) The Company shall have caused Porter & Hedges, counsel for the Company, to have furnished to the Purchaser their opinion dated the Closing Date and addressed to the Purchaser, to the effect that:

               (i) the Company and each of its Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of the jurisdiction in which it has been organized, with full corporate power and authority to own or lease, as the case may be, its properties and conduct its business as it is now being conducted;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth on
          Schedule I to such opinion, all outstanding shares of capital stock of each Subsidiary are owned of record by the Company either directly or through wholly owned subsidiaries free and clear of (A) any security interest which has been perfected by control of such capital stock (and to such counsel's knowledge there are no adverse claims to such capital stock), and (B) to such counsel's knowledge, any other security interest, claims, liens or encumbrances. As used in such opinion, the terms "control" and "notice of an adverse claim" have the meanings given to them in Sections 8.106 and 8.105 of the Texas Business and Commerce Code;

               (iii) the authorized equity capitalization of the Company effective upon the consummation of the Recapitalization is 15,000,000 shares of common stock, $.001 par value per share, and 2,000,000 shares of preferred stock, $.001 par value per share;


               (iv) except as set forth on Schedule I to such opinion, none of the issue and sale of the Securities, the execution and delivery of this Agreement, the Registration Agreement, the Merger Agreement, the New Credit Facility or the Exchange Indenture, the fulfillment of the terms hereof or thereof or the consummation of the transactions contemplated thereby will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or by-laws of the Company or the terms of any material indenture or other material agreement or instrument in each case identified in an officer's certificate as material to the Company and to which the Company or any Subsidiary is a party or bound or any judgment, order or decree, in each case identified in an officer's certificate, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, provided that such counsel need not express any opinion as to whether or not any default or violation exists with respect to any covenant containing any financial ratio or like test;

               (v) the Company has full corporate right, power and authority to execute and deliver the Securities, the Registration Agreement, the Merger Agreement, the New Credit Facility, the Exchange Indenture and this Agreement and to perform its obligations thereunder; and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Merger Agreement and for the consummation of the transactions contemplated thereby has been duly and validly taken;

               (vi) the Merger Agreement has been duly authorized, executed and delivered by the Company and Century Acquisition Corporation, and constitutes a legal, valid and binding instrument enforceable against the Company and Century Acquisition Corporation in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect);

               (vii) to such counsel's knowledge there is no pending or threatened action or suit or judicial, arbitral or other administrative proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the

          Company or any of its Subsidiaries is the subject that, singly or in the aggregate, questions the validity of this Agreement, the Registration Agreement, the Exchange Indenture, the Securities, the Transactions or any action taken or to be taken pursuant hereto or thereto.

          In rendering such opinion, such counsel may rely (A) on the opinion of Dennis Teeter, Esq., general counsel to the Company and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials, copies of which shall be provided to the Purchaser.

          Such counsel may deliver the opinions relating to the Merger Agreement and the New Credit Facility set forth above by delivering letters dated the Closing Date permitting the Purchaser to rely upon separate opinion letters dated the Closing Date rendered to the parties to the Merger Agreement and the New Credit Facility and containing substantially similar opinions.

          Such opinion will relate solely to the laws of the State of Texas; the Delaware General Corporation Law and applicable United States federal law.

          (c) The Company shall have caused Richards & O'Neil, special New York counsel for the Company, to have furnished to the Purchaser their opinion dated the Closing Date and addressed to the Purchaser, to the effect that:

               (i) the New Credit Facility has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws' affecting creditors' rights generally from time to time in effect).

          (d) the Company shall have caused Richards, Layton & Finger, special Delaware counsel for the Company, to have furnished to the Purchaser their opinion dated the Closing Date and addressed to the Purchaser, to the effect that:

               (i) the Preferred Stock has been duly and validly authorized by the Company and when the Preferred Stock has been delivered by the Company, countersigned by the Transfer Agent, and paid for in accordance with the terms of this Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

          (e) The Purchaser shall have received from Cravath, Swaine & Moore such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (f) The Company shall have furnished to the Purchaser certificates of the Company signed by the President of the Company and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Final Memorandum, any amendment or supplement to the Final Memorandum and this Agreement and the Registration Agreement and that:

               (i) the representations and warranties of the Company in this Agreement and the Registration Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date; and

               (ii) since the date of the most recent financial statements included in the Final Memorandum, there has been no material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company or any of its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Final

          Memorandum (exclusive of any amendment or supplement thereto).

          (g) At the Execution Time and at the Closing Date, the Company shall have caused Ernst & Young LLP to have furnished to the Purchaser a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchaser, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder and Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants (the "AICPA") and stating in effect that:

               (i) in their opinion the audited financial statements of the Company included in the Final Memorandum and reported on by them, comply in form in all material respects with the applicable accounting requirements and the related published rules and regulations that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act;

               (ii) on the basis of a reading of the unaudited pro forma financial statements of the Company included in the Final Memorandum; carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in such unaudited pro forma financial statements, nothing came to their attention which causes them to believe that such pro forma financial statements do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial statements;

               (iii) based upon the procedures detailed in such letter with respect to the period subsequent to the date of the latest audited financial statements included in the Final Memorandum, including the reading of the minutes and inquiries of certain officials of the Company who have responsibility for the financial and accounting matters and certain other limited procedures requested by the Purchaser and described in detail in such letter, nothing has come to their attention that causes them to believe that:

                    (A) any unaudited financial statements of the Company
               included as to the Final Memorandum do not comply as to form in all material respects with applicable accounting requirements of the Securities Act that would apply to the Final Memorandum if the Final Memorandum were a prospectus included in a registration statement on Form S-1 under the Securities Act; or that such unaudited financial statements are not, in all material respects, in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included or incorporated by reference in the Final Memorandum; or

                    (B) with respect to the period subsequent to April 30, 1998, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and any of its Subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company, and any of its Subsidiaries, as compared with the amounts shown on the March 31, 1998 consolidated balance sheet included in the Final Memorandum, or for the period from April 30, 1998, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in total revenues, net income before income taxes, net income or EBITDA, as defined in the Final Memorandum, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchaser; and

               (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company or any of its Subsidiaries) set forth in the Final Memorandum, including the information set forth under the captions "Offering Memorandum Summary", "the Recapitalization", "Risk Factors", "Use of Proceeds", "Capitalization", "Selected Historical and Pro Forma Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business", "Management" and "Description of New Credit Facility" in the Final Memorandum, agrees with the accounting records of the Company, or any of their Subsidiaries, excluding any questions of legal interpretation.

          All references in this Section 6(g) to the Final Memorandum shall be deemed to include any amendment or supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Final Memorandum, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g)(iii)(B) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its Subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is not disclosed in the Final Memorandum and is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Final Memorandum.

          (i) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Securities or any other debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or (ii) any notice given of any intended or potential decrease in any such rating or that such organization has under surveillance or review (other than any such notice with positive implications of a possible upgrading) its rating of any of the Securities or any other debt securities or preferred stock of the Company.

          (j) On or prior to the Closing Date, the Registration Agreement shall have been executed substantially in the form hereto delivered to you and shall have been delivered to you.

          (k) Each of the New Credit Facility and the Merger Agreement shall have been executed and delivered by the parties thereto. The terms of the New Credit Facility and the Merger Agreement shall be reasonably satisfactory to the Purchaser, and the Purchaser shall have received executed copies of the New Credit Facility and the Merger Agreement and all other documents and agreements entered into and received in connection therewith certified by the Secretary of the Company as being true, complete and correct. There shall exist at and as of the Closing Date (after giving effect to the Transactions) no condition that would constitute a default or an event of default (or an event that with notice or lapse of time, or both, would constitute a default or an event of default) under the New Credit Facility.

          (l) The Purchaser shall have received evidence, reasonably satisfactory to them, that (A) the merger of Century Acquisition Corporation with and into the Company shall have been consummated in accordance with the terms of the Merger Agreement, (B) the initial funding shall have occurred under the New Credit Facility, and (C) Freeman Spogli & Co. shall have made a $67.6 million cash investment in the Company on the terms described in the Final Memorandum and otherwise reasonably satisfactory to the Purchaser.

          (m) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and Counsel for the Purchaser, this Agreement and all obligations of the Purchaser hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancelation shall be given to the Company in writing or by telephone confirmed in writing.

          The documents required to be delivered by this Section 6 will be delivered at the office of Counsel for the Purchaser, 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Expenses.  If the sale of the Securities provided
              --------------------------
for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, in each case other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless the Purchaser, each director, officer, employee and agent of the Purchaser and each other person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the
--------  -------
extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum or the Final Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser specifically for inclusion therein, it being understood that the only such information is that described in Section 8(b); provided further,
                                                         ----------------
however, that the indemnity agreement contained in this Section 8(a) shall not
-------
inure to the benefit of any indemnified party to the extent that it is determined by a final, non-appealable judgment that (i) the Preliminary Memorandum contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the sale to the person asserting any such losses, claims, damages or liabilities was an initial resale of the Securities by the Purchaser,
(iii) any such loss, claim, damage or liability of such indemnified party results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of any revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented, and the Company had previously furnished copies thereof to the Purchaser and (iv) the revised Preliminary Memorandum, the Final Memorandum or the Final Memorandum as amended or supplemented corrected such untrue statement or omission. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

          (b) The Purchaser agrees to indemnify and hold harmless the Company, its directors and officers, and each other person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchaser, but only with reference to written information relating to the Purchaser furnished to the Company by or on behalf of the

Purchaser specifically for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto). This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Plan of Distribution" in the Preliminary Memorandum and the Final Memorandum (or in any amendment or supplement thereto) constitute the only information furnished in writing by or on behalf of the Purchaser for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment thereof or supplement thereto).

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to participate therein, and to the extent it may wish, to assume the defense thereof with counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                            --------  -------
satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided that the indemnifying party shall not be responsible for the expenses of more than one separate counsel (in addition to one local counsel in each relevant jurisdiction) in any one action. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. An indemnified party will not, without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason (other than as provided in paragraph (a)), the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Purchaser may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchaser on the other from the offering of the Securities; provided, however, that in no case shall the Purchaser be responsible for any
--------  -------
amount in excess of the purchase discount or commission applicable to the Securities purchased by such the Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses), and benefits received by the Purchaser shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company on the one hand or the Purchaser on the other. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to con tribution as the Purchaser, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9.  Termination.  This Agreement shall be subject to termination in
              ------------
the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets of the United States is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Memorandum.

          10.  Representations and Indemnities to Survive. The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

          11.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or sent by fax and confirmed to them, at 388 Greenwich Street, New York, New York, 10013; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 9100 Winkler Drive, Houston, Texas, 77017.

          12.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

          13.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
               ---------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF).

          14.  Business Day.  For purposes of this Agreement, "business day"
               -------------
means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law, executive order or regulation to close.

          15.  Counterparts.  This Agreement may be executed in one or more
               -------------
counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Purchaser.


                                        Very truly yours,

                                        CENTURY MAINTENANCE SUPPLY, INC.

                                          by
                                             /s/ Dennis Bearden
                                             -----------------------------------
                                             Name: Dennis Bearden
                                             Title: President


                                          by
                                             /s/ Richard E. Penick
                                             -----------------------------------
                                             Name: Richard E. Penick
                                             Title: Vice President

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC


by /s/ H. Allen Bouch
  ---------------------------
  Name: H. Allen Bouch
  Title: Director